UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549

                        FORM 8-K/A

                     CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the
             Securities Exchange Act of 1934

                     March 11, 2005
       Date of Report (Date of earliest event reported)


                 NATALMA INDUSTRIES, INC
    (Exact name of registrant as specified in its charter)


       NEVADA           333-79405            88-0455809
    ----------------  ----------------   -----------------
    (State or other   (Commission File   (IRS Employer
    jurisdiction of      Number)        Identification No.)
    incorporation)


   1550 Ostler Court N. Vancouver, B.C., Canada    V7G 2P1
-----------------------------------------------   ----------
(Address of principal executive offices)   (Zip Code)

                    (604) 924-8000
   --------------------------------------------------
   Registrant's telephone number, including area code


                          None
------------------------------------------------------------
(Former name or former address, if changed since last report)



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ITEM  4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 11, 2005, Registrant's certifying accountant, Clyde Bailey, PC, resigned due to health and other reasons.

Clyde Bailey's audit report on the financial statements for the year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles.

The decision to change auditors was recommended to the stockholders and approved by the Board of Directors and by majority vote of the stockholders based solely on the reason that Clyde Bailey, PC, resigned for health reasons.

There have been no disagreements with Clyde Bailey PC, on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes or procedures.

 Registrant has engaged the services of Bateman & Co., Inc., P.C., of Houston, Texas, a firm of independent certified public accountants, as its principal accountant to audit and certify its financial statements for the year ended December 31, 2004. Such engagement was confirmed by majority vote of the Board of Directors and stockholders at special meetings held on March 11, 2005.

Registrant has provided Clyde Bailey, PC, a copy of the disclosures it is making in response to this item and requested he furnish a letter addressed to the Commission stating whether he agrees with its statements, which Mr. Bailey did. A copy of the letter is attached hereto and incorporated herein by this reference as Exhibit 99.

ITEM  9.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

c)  Exhibits:

Exhibit No.    Description
----------     -----------
  99	       Letter of former accountants, Clyde Bailey, PC


                       SIGNATURES
                       ----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           NATALMA INDUSTRIES, INC.,
                           a Nevada corporation (Registrant)

Dated: March 16, 2005      By:/s/ Derick Sinclair, President, CEO,
                           ---------------------------------------
                           Secretary, Treasurer, CFO, Principal
                           Accounting Officer and Director














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